UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 17, 2007

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
(Exact name of registrant as specified in its charter)

TX	33-75758	75-2533518
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

8080 North Central Expressway, Suite 210, LB-59, Dallas, TX	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(214) 891-8294

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

(a) On December 17, 2007, Renaissance Capital Growth & Income Fund III, Inc. (the “Fund”) issued a press release intending only to announce the declaration of a cash dividend and a deemed dividend, and describing, in general, deemed dividends and their effect on the Fund and its shareholders.

For the purposes of correction, this amended filing is made to delete the words “adoption of a new deemed dividend policy” and to substitute the words “declaration of a cash dividend and a deemed dividend.” For clarification purposes, the Board of Directors of Renaissance Capital Growth & Income Fund III, Inc. has not adopted an ongoing “policy” of a set timing or form for its dividends. On a quarterly basis, as the Board deems appropriate and in the best interest of its shareholders, it will consider the declaration of dividends and will at that time consider whether and to what extent the dividend, if any, will be in the form of a cash dividend and/or a deemed dividend.

The press release is included as Exhibit 99.1 hereto.

Item 7.01. Regulation FD Disclosure.

Please see the disclosure in Item 2.02 above describing the Fund’s correction of the summary description of a press release regarding dividends.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 99.1	Press Release dated December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

February 21, 2008	/s/ Russell Cleveland
(Date)	Russell Cleveland, President

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated December 17, 2007.